NEITHER THE SECURITIES REPRESENTED HEREBY NOR THE SECURITIES ISSUABLE UPON EXERCISE OF THESE SECURITIES HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER THE SECURITIES LAWS OF ANY STATES. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. UNLESS SOLD PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS.
Issued: _______, 20__
WARRANT TO PURCHASE SHARES
of
XTI AIRCRAFT COMPANY
THIS CERTIFIES THAT, for value received, __________, or its registered assigns (the “Holder”), is entitled, subject to the terms and conditions set forth herein, to purchase from XTI AIRCRAFT COMPANY, a Delaware corporation (the “Company”), Shares of Common Stock (each, as defined below), in the amounts, at such times and at the price per share set forth herein. The term “Warrant” as used herein shall include this Warrant and any warrants delivered in substitution or exchange therefor as provided herein.
1.Purchase of Shares. Subject to the terms and conditions herein, the Holder is entitled, upon surrender of this Warrant to the Company, to purchase from the Company up to _______ shares of the Company’s common stock (“Common Stock”), as adjusted pursuant to Section 8 hereof. As used herein, the term “Shares” means the shares of Common Stock purchasable upon exercise of this Warrant.
2.Exercise Price and Exercise Period.
2.1.Exercise Price. The exercise price for the Shares shall be $____ per Share (the “Exercise Price”), subject to adjustment under Section 8 hereof.
2.2.Exercise Period; Expiration Date. This Warrant shall be exercisable, in whole or in part, at any time and from time to time on or before _______, 20__.
3.Definitions. As used herein:
“Liquidation Event” means (i) a merger or consolidation of the Company or a subsidiary of the Company in which the Company issues or exchanges shares of its capital stock pursuant to such merger or consolidation (excluding a transaction effected solely for purposes of changing the Company’s jurisdiction of incorporation), other than a merger or consolidation in which the holders of the voting securities of the Company outstanding immediately prior to such transaction retain, following such transaction, at least a majority of the total voting power represented by the outstanding voting securities of the Company or such other surviving entity (or if the Company or such surviving entity is a subsidiary immediately following such transaction, its parent), (ii) an acquisition of the outstanding voting securities of the Company, in a single transaction or series of related transactions, other than an acquisition in which the holders of the voting securities of the Company outstanding immediately prior to such transaction retain, following such transaction, at least a majority of the total voting power represented by the outstanding voting securities of the Company, (iii) the sale, lease, transfer, license or other disposition of all or substantially all of the assets, business, technology or intellectual property of the Company, in a single transaction or series of related transactions, or (iv) any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary. Notwithstanding the foregoing, a merger or reverse merger involving the Company and a special purpose acquisition company or similar entity (a so called “SPAC Transaction”) shall not be a Liquidation Event.
4.Exercise. The purchase rights represented by this Warrant may be exercised by the Holder, in whole or in part, by the surrender of this Warrant (with the notice of exercise form attached hereto as Exhibit A duly executed) at the principal office of the Company, and by the payment to the Company, by certified, cashier’s or other check acceptable to the Company or by wire transfer to an account designated by the Company, of an amount equal to the aggregate Exercise Price of the Shares being purchased.
5.Notice of a Liquidation Event. While this Warrant is outstanding, the Company shall notify the Holder in writing at least ten (10) business days prior to the closing of any Liquidation Event, which notice shall include the amounts, if any, expected to be distributable to holders of Shares upon the exercise of this Warrant.
6.Certificates for Shares. As soon as practicable upon the exercise of this Warrant, the Company shall issue the Holder a certificate or book-entry entitlement for the number of Shares so purchased and, if such exercise is in part, a new warrant (dated the date hereof) of like tenor representing the remaining number of Shares purchasable under this Warrant.
7.Issuance of Shares. The Company covenants that the Shares, when issued pursuant to the exercise of this Warrant, will be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issuance thereof.
8.Adjustment of Exercise Price and Number of Shares. The number of and kind of securities purchasable upon exercise of this Warrant and the Exercise Price shall be subject to adjustment from time to time as follows (but not so as to result in any double adjustment and only as to preserve relative present value):
8.1.Merger, Consolidation or Sale of Assets. If while this Warrant is outstanding there shall be a merger or a consolidation of the Company with or into another entity when the Company is not the surviving entity, or a sale of all or substantially all of the assets of the Company in one or a series of related transactions, then, as part of such merger, consolidation or sale of assets, lawful provision shall be made so that the Holder shall thereafter be entitled to receive upon exercise of this Warrant, during the period specified herein and upon payment of the Exercise Price then in effect, the number of shares of stock or other securities or property (including cash) of the successor entity resulting from such merger, consolidation or sale, that the Holder would have received had this Warrant been exercised in full immediately before such merger, consolidation or sale. This provision shall apply to successive mergers or consolidations.

8.2.Reclassification, Recapitalization, etc. If while this Warrant is outstanding, the Company shall, by subdivision, combination or reclassification of securities, recapitalization, automatic conversion, or other similar event affecting the number or character of outstanding shares of Common Stock, change Common Stock purchasable under this Warrant into the same or a different number of securities of any other class or classes, then (i) this Warrant shall thereafter represent the right to acquire such number and kind of securities as would have been issuable as the result of such change if this Warrant had been exercised immediately prior to such subdivision, combination, reclassification or other change (and the term “Common Stock” as used in this Section 8 shall thereafter refer to such other type or class of securities, as applicable) and (ii) the per share Exercise Price shall be proportionately decreased in the case of a split or subdivision or proportionately increased in the case of a combination.
8.3.Dividends Payable in Common Stock. If while this Warrant is outstanding, the Company declares a dividend with respect to Common Stock payable in Common Stock, then the Exercise Price shall be adjusted, from and after the date of determination of the stockholders entitled to receive such dividend to that price determined by multiplying the Exercise Price in effect immediately prior to such date of determination by a fraction (i) the numerator of which shall be the total number of shares of Common Stock outstanding immediately prior to such dividend or distribution, and (ii) the denominator of which shall be the total number of shares of Common Stock outstanding immediately after such dividend or distribution.
8.4.Notice of Adjustments; Other Notices. Whenever the Exercise Price or number or type of securities issuable hereunder shall be adjusted pursuant to any provision of this Section 8, the Company shall issue and provide to the Holder, prior written notice setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated and the Exercise Price and number of Shares of Common Stock purchasable hereunder after giving effect to such adjustment.
In addition, so long as this Warrant remains outstanding, if the Company proposes to (i) declare any dividend or make any distribution upon the Common Stock or (ii) effect any Liquidation Event, then in each such case, the Company shall cause to be mailed to the Holder, at least ten (10) days prior to the date specified in (x) or (y) below, as the case may be, a notice containing a brief description of the proposed action and stating the date on which (x) a record is to be taken for the purpose of such dividend or distribution, or (y) such reclassification, reorganization, consolidation, merger, conveyance, lease, dissolution, liquidation or winding up is to take place and the date, if any is to be fixed, as of which the holders of Common Stock or other securities shall receive cash or other property deliverable upon such reclassification, reorganization, consolidation, merger, conveyance, dissolution, liquidation or winding up.

9.Reservation of Stock. The Company agrees that while this Warrant is exercisable it will reserve and keep available from its authorized and unissued shares of Common Stock for the purpose of effecting the delivery upon exercise of this Warrant such number of validly issued, fully paid and nonassessable shares of Common Stock as shall from time to time be deliverable upon the exercise of this Warrant.
10.No Fractional Shares or Scrip. No fractional shares or scrip representing fractional Shares shall be issued upon the exercise of this Warrant, but in lieu of such fractional Shares the Company shall make a cash payment therefor on the basis of the Exercise Price then in effect.

11.No Impairment. The Company shall not, by amendment of its Certificate of Incorporation or through a reorganization, transfer of assets, consolidation, merger, dissolution, issue, or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed under this Warrant by the Company, but shall at all times in good faith assist in carrying out of all the provisions of this Warrant and in taking all such action as may be necessary or appropriate to protect the Holder’s rights under this Warrant against impairment.
12.Representations and Warranties of the Company. The Company represents and warrants to the Holder as follows:
12.1.The Company has the full legal right, power and authority to execute and deliver this Warrant and to perform its obligations hereunder.
12.2.The execution and delivery of this Warrant have been duly and properly authorized by all requisite corporate action of the Company, and no consent of any other person is required as a prerequisite to the validity and enforceability of this Warrant that has not been obtained.
12.3.The Warrant Shares, when issued pursuant to the terms hereof, will be fully paid, nonassessable, and not subject to any liens or encumbrances.
12.4.The Company is not a party to or otherwise subject to any contract or agreement that restricts or otherwise limits its right to execute and deliver this Warrant or to perform its obligations hereunder (including the issuance of Shares), except where all necessary consents or waivers have been obtained. Neither the execution, delivery nor performance of this Warrant (including the issuance of Shares) will conflict with, result in a breach of the terms, conditions or provisions of, constitute a default under, result in any violation of, result in the creation of any lien upon any properties of the Company under, require any consent, approval or other action by or notice to or filing with any court or governmental body pursuant to, the Company’s certificate of incorporation or bylaws, any award of any arbitrator or any agreement, instrument or law to which the Company is subject or by which it is bound, other than such consent, approval or action which has been obtained prior to the date hereof.
12.5.The issuance of this Warrant is, and assuming the continuing accuracy of the Holder’s representations and warranties herein and no change in applicable law, the issuance of the Shares upon exercise of this Warrant will be, exempt from registration and qualification under applicable federal and state securities laws.
13.Representations and Warranties by the Holder. The Holder represents and warrants to the Company as follows:
13.1.This Warrant and the Shares issuable upon exercise hereof are being acquired for its own account, for investment and not with a view to, or for resale in connection with, any distribution or public offering within the meaning of the Act.
13.2.The Holder understands that this Warrant and the Shares have not been registered under the Act by reason of their issuance in a transaction exempt from the registration and prospectus delivery requirements of the Act pursuant to Section 4(a)(2) thereof, and that the Holder bears the economic risk of such investment, unless a subsequent disposition thereof is registered under the Act or is exempt from or not subject to such registration.

13.3.The Holder has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the acquisition of this Warrant and the Shares purchasable pursuant to the terms of this Warrant.
13.4.The Holder is able to bear the economic risk of the purchase of the Shares.
14.Warrants Nontransferable. This Warrant is nontransferable except with the consent of the Company; provided, however, that this Warrant may be assigned by Holder to any permitted assignee or permitted transferee of that certain Convertible Promissory Note, dated as of the date hereof, issued by the Company to Holder.
15.Notices. All notices hereunder shall be effective when given, and shall be deemed to be given upon receipt or, if earlier, (a) five (5) days after deposit with the U.S. Postal Service or other applicable postal service, if delivered by first class mail, postage prepaid, (b) upon delivery, if delivered by hand, (c) one business day after the business day of deposit with Federal Express or similar overnight courier, freight prepaid or (d) one business day after the business day of facsimile or email transmission, if delivered by facsimile or email transmission with copy by first class mail, postage prepaid, and shall be addressed (i) if to the Holder, at [•] or (ii) if to the Company, at [•] or at such other address as the Holder or the Company (as applicable) shall have furnished in writing.
16.“Market Stand-Off” Agreement. The Holder shall not sell or otherwise transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale, of any Common Stock (or other securities) of the Company held by the Holder (other than those included in the registration) during a period of up to one hundred eighty (180) days following the effective date of the registration statement for a Company underwritten public offering filed under the Act or such shorter period to which the Company or any officer, director or shareholder of the Company, is subject under the terms and conditions of such underwritten public offering (it being understood that if such shorter period applies to only a portion of the shares held by such officer, director or shareholder, such shorter period shall be applied to the same proportion of the Holder’s Common Stock). Any discretionary waiver or termination of the restrictions of any or all of such agreements by the Company or the underwriters shall also apply ratably to the Holder’s Common Stock. The Company may impose stop-transfer with respect to the shares of Common Stock (or other securities) subject to the foregoing restriction until the end of such one hundred eighty (180) day (or other) period. The Holder agrees to execute a market standoff agreement with said underwriters in customary form consistent with the provisions of this Section.
17.Governing Law. This Warrant shall be governed by the laws of the State of Delaware without regard to the conflicts of law provisions of any jurisdiction. Venue shall be exclusively in state or federal court in Denver, Colorado. ANY RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY CLAIM OR ACTION ARISING OUT OF THIS AGREEMENT IS HEREBY WAIVED.
18.Amendments and Waivers. No modification of or amendment to this Warrant, nor any waiver of any rights under this Warrant, will be effective unless in a writing signed by both parties. Waiver by the Holder of a breach of any provision of this Warrant will not operate as a waiver of any other or subsequent breach.
[Balance of this page intentionally left blank. Signature page follows.]

19.Counterparts. The Warrant may be executed in one or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument. Facsimile copies or pdf copies of signature pages shall be binding originals.

    The Company has caused this Warrant to be issued as of the date first written above.

XTI AIRCRAFT COMPANY

By:_____________________________
Name: Michael Hinderberger
Title: Chief Executive Officer

ACKNOWLEDGED AND AGREED
(and the Holder hereby makes the representations and warranties by Holder set forth above):

HOLDER:

By: _____________________________
    Name:

EXHIBIT A
NOTICE OF EXERCISE

TO:    XTI Aircraft Company

7625 S. Peoria Street
Unit D11
Englewood, Colorado 80112

Attention: Chief Financial Officer

1.The undersigned hereby elects to purchase __________ shares of XTI Aircraft Company pursuant to the terms of the attached Warrant.
2.The undersigned tenders herewith or by concurrent wire transfer payment in full for the purchase price of the Shares being purchased, together with all applicable transfer taxes, if any.
3.Please issue a certificate or certificates, including book-entry entitlements, representing said Shares in the name of the undersigned or in such other name as is specified below:
_________________________________
(Name)
_________________________________
_________________________________
(Address)

4.The undersigned hereby represents and warrants that the aforesaid Shares are being acquired for the account of the undersigned for investment and not with a view to, or for resale, in connection with the distribution thereof, and that the undersigned has no present intention of distributing or reselling such shares and all representations and warranties of the undersigned set forth in the attached Warrant are true and correct as of the date hereof.

______________________________
(Signature)
______________________________
(Name)
_______________________________
(Date)

(Title)